UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2023

VAALCO Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Richmond Avenue, Suite 700
Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 623-0801

Not Applicable
(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10	EGY	New York Stock Exchange
Common Stock, par value $0.10	EGY	London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

David DesAutels, currently Executive Vice President of Corporate Development of VAALCO Energy, Inc. (“VAALCO”), will retire from his position effective March 14, 2023 and will provide transitional support as an employee of VAALCO until that date.

On March 8, 2023, Mr. DesAutels and VAALCO entered into a separation and release agreement (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. DesAutels will be entitled to receive (i) a cash severance payment equal to $145,917, less applicable withholdings and taxes, payable in a lump sum; and (ii) a cash payment of $98,914, which is the amount of the annual cash bonus amount that Mr. DesAutels otherwise might have received if employed through the date of payment. The Separation Agreement provides for certain customary terms and conditions relating to separation from employment including, without limitation, releases from liability, cooperation, assistance, non-disparagement and confidentiality provisions.

On March 8, 2023, VAALCO and Mr. DesAutels entered into a consulting agreement, (the “Consulting Agreement”), pursuant to which Mr. DesAutels has agreed to perform transition consulting services with respect to business development and VAALCO’s petroleum operations for up to 13 months from the date of the Consulting Agreement unless the Consulting Agreement is terminated earlier. Pursuant to the Consulting Agreement, VAALCO will pay Mr. DesAutels $5,000 per full month, subject to increase in the event Mr. DesAutels is required to perform the services for more than three days during any workweek, and provide for customary expense reimbursements. The Consulting Agreement provides for customary terms and conditions relating to the provision of services from Mr. DesAutels including, without limitation, confidentiality and non-competition provisions.

Pursuant to the terms of the Separation Agreement and the Consulting Agreement, Mr. DesAutels will not be deemed to be terminated for purposes of all equity awards granted to Mr. DesAutels in accordance with the terms of the VAALCO Energy, Inc. 2020 Long Term Incentive Plan (the “Plan”) until the termination of the Consulting Agreement. Additional details regarding the Plan are included in VAALCO’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2020.

The foregoing descriptions of the Separation Agreement and the Consulting Agreement do not purport to be complete and is qualified in its entirety by reference to the full text of each such document, copies of the Separation Agreement and the Consulting Agreement will be filed as exhibits to VAALCO’s next annual report on Form 10-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.
(Registrant)

Date: March 10, 2022
	By:	/s/ Matthew Powers
	Name:	Matthew Powers
	Title:	Executive Vice President and General Counsel